Exhibit 99.1

Cvent Announces Fourth Quarter and Fiscal Year 2021 Financial Results

Fourth Quarter 2021 Revenue of $144.7 Million Grows 25.3% Year-Over-Year

Reaffirms Fiscal Year 2022 Revenue Guidance of $622.6M

Increases Fiscal Year 2022 Adjusted EBITDA Margin Guidance to 16.9%

Tysons, VA (March 3, 2022) — Cvent Holding Corp. (“Cvent”) (Nasdaq: CVT), a market-leading meetings, events and hospitality technology provider, today announced financial results for the fourth quarter and full fiscal year ended December 31, 2021.

“Cvent’s strong performance in 2021 highlights our ability to grow revenue in an increasingly dynamic and digitized meetings and events environment that includes in-person, virtual and hybrid events,” said Reggie Aggarwal, Cvent CEO & Founder. “Our consistent momentum enabled us to more than offset Delta and Omicron headwinds and grow top-line revenue by over 25% in the fourth quarter, bolstering our confidence in full year 2022 guidance.

“Over the last twenty-four months, we have supported our customers, strengthened our market leadership, and delivered innovative products that helped the industry navigate accelerated digital transformation. The power of the Cvent Attendee Hub, our new award-winning digital-first events solution, perfectly complements our two-plus decades leading the in-person events space. Cvent is well positioned to capture share across in-person, virtual and hybrid events as companies invest in more ways to engage their audiences across their Total Event Programs.”

Fourth Quarter 2021 Financial Highlights

Revenue

•
Total revenue was $144.7 million for the fourth quarter of 2021, an increase of 25.3% from the comparable period in 2020, and $3.6 million, or 2.5%, higher than the high end of our guidance.
•
Event Cloud revenue was $102.9 million for the fourth quarter of 2021, an increase of 31.5% from the comparable period in 2020.
•
Hospitality Cloud revenue was $41.8 million for the fourth quarter of 2021, an increase of 12.1% from the comparable period in 2020.

Net Loss and Adjusted EBITDA

•
Net loss was $(21.5) million for the fourth quarter of 2021 compared to $(16.7) million in the comparable period in 2020. Net loss per share for the fourth quarter of 2021 was $(0.05) compared to $(0.04) in the comparable period in 2020 based on 433.3 million and 416.2 million basic and diluted weighted average common shares outstanding, respectively.
•
Adjusted EBITDA was $32.8 million for the fourth quarter of 2021, representing an Adjusted EBITDA margin of 22.7%, compared to $30.6 million, or an Adjusted EBITDA margin of 26.5%, in the comparable period in 2020. Adjusted EBITDA was $10.1 million, or 44.3% higher than the high end of our guidance, and Adjusted EBITDA margin was 22.7% compared to the high end of our guidance of 16.1%.

Fiscal Year 2021 Financial Highlights

Revenue

•
Total revenue was $518.8 million for fiscal year 2021, an increase of 4.0% from the comparable period in 2020, and $3.5 million, or 0.7%, higher than the high end of our guidance.
•
Event Cloud revenue was $362.1 million for fiscal year 2021, an increase of 14.6% from the comparable period in 2020.
•
Hospitality Cloud revenue was $156.7 million for fiscal year 2021, down (14.2)% from the comparable period in 2020.

Net Loss and Adjusted EBITDA

•
Net loss was $(86.1) million for fiscal year 2021 compared to $(83.7) million in the comparable period in 2020. Net loss per share for fiscal year 2021 was $(0.20) compared to $(0.20) in the comparable period in 2020 based on 420.7 million and 416.2 million basic and diluted weighted average common shares outstanding, respectively.
•
Adjusted EBITDA was $103.7 million for fiscal year 2021, representing an Adjusted EBITDA margin of 20.0%, compared to $129.2 million, or an Adjusted EBITDA margin of 25.9%, in the comparable period in 2020. Adjusted EBITDA was $10.1 million, or 10.8%, higher than the high end of our guidance, and Adjusted EBITDA margin was 20.0% compared to the high end of our guidance of 18.2%.

Cash, Cash Equivalents and Short-Term Investments

•
Cash, cash equivalents and short-term investments at the end of the quarter totaled $127.1 million, compared to $65.3 million as of December 31, 2020.

Fourth Quarter and Full Year 2021 Business Highlights:

•
20% year-over-year growth in number of customers with over $100,000 ARR.
•
For the Event Cloud, organizations that chose Cvent’s Event Marketing & Management Platform include Zoom Communications, Fisher Investments, Yale University, American Bankers Association, Zurich Insurance Co. Ltd., Alnylam Pharmaceuticals, United Workers Union (AU) and Anti-Defamation League.
•
For the Hospitality Cloud, organizations that chose Cvent for their group business and corporate travel needs include Ritz-Carlton New York - NoMad, Dublin Convention Bureau, Live Nation, AT&T Center, Beverly Hills Conference & Visitors Bureau, Destination Weddings, Tourisme Montreal and Jordan Tourism Board.
•
Announced new partnership with ID.me, the leading secure digital identity network, to bring seamless health, testing, and vaccine status verifications to support the return of in-person events.
•
Hosted its North American and European Cvent CONNECT customer conferences as hybrid events in Las Vegas and London, respectively, with thousands of attendees online and in-person. Powered by Cvent technology, these showcase events helped to set the industry standard for delivering more impactful and engaging hybrid event experiences that drive bigger audiences.
•
Cvent named gold winner in Best in Biz Awards for Most Customer Friendly Company. Recognition highlights the company’s resilience and adaptability to turn challenges into remarkable growth opportunities, while displaying exemplary dedication to their customers.
•
Additional product and innovation accolades in 2021 include: Event Management Innovation Award (MarTech Breakthrough Awards), Technology Innovation – Meetings & Events (Business Travel Awards Europe), Best Virtual Events Platform (Micebook V Awards), and Most Innovative Tech Company of the Year – Bronze (Stevie International Business Awards).

Guidance

Based on information as of today, March 3, 2022, the Company is providing the following guidance:

Full Year 2022:

•
Revenue is expected to be in the range of $619.6 million to $625.6 million, representing 20.0% year-over-year growth at the mid-point, reaffirming our previous guidance of $622.6 million.
•
Adjusted EBITDA is expected to be in the range of $102.5 million to $107.5 million, or 16.9% of revenue at the mid- point, which is increased from our previous guidance of $102.6 million and 16.5% of revenue.

First Quarter 2022:

•
Revenue is expected to be in the range of $133.0 million to $133.5 million, representing 13.6% year-over-year growth at the mid-point.
•
Adjusted EBITDA is expected to be in the range of $9.9 million to $10.4 million, or 7.6% of revenue at the mid-point.

Cvent has not reconciled the Adjusted EBITDA forward-looking guidance included in this press release to the most directly comparable GAAP measure because certain items are out of Cvent's control or cannot reasonably be predicted, as the items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. Accordingly, a reconciliation of forward-looking Adjusted EBITDA is not available without unreasonable effort.

Conference Call Information

Cvent will host a conference call and webcast at 5:00 p.m. ET today, March 3, 2022, to discuss its fourth quarter and fiscal year 2021 financial results and business highlights. The conference call can be accessed by dialing (888) 440-5667 from the United States or +1 (646) 960-0476 internationally with conference ID 7981326. The live webcast of the conference call and other materials related to Cvent’s financial performance can be accessed from Cvent’s investor relations website at https://investors.cvent.com/.

Following the completion of the call until 11:59 p.m. ET on Thursday, March 10, 2022, a telephone replay will be available by dialing (800) 770-2030 from the United States, +1 (647) 362-9199 internationally with conference ID 7981326. A webcast replay will also be available at https://investors.cvent.com/.

About Cvent

Cvent Holding Corp. (Nasdaq: CVT) is a leading meetings, events, and hospitality technology provider with more than 4,300 employees and nearly 21,000 customers worldwide. Founded in 1999, the company delivers a comprehensive event marketing and management platform and offers a global marketplace where event professionals collaborate with venues to create engaging, impactful experiences. Cvent is headquartered in Tysons, Virginia, just outside of Washington D.C., and has additional offices around the world to support its growing global customer base. The comprehensive Cvent event marketing and management platform offers software solutions to event organizers and marketers for online event registration, venue selection, event marketing and management, virtual and onsite solutions, and attendee engagement. Cvent’s suite of products automate and simplify the entire event management process and maximize the impact of in-person, virtual, and hybrid events. Hotels and venues use Cvent’s supplier and venue solutions to win more group and corporate travel business through Cvent’s sourcing platforms. Cvent solutions optimize the entire event management value chain and have enabled clients around the world to manage millions of meetings and events. For more information, please visit Cvent.com, or connect with us on Facebook, Twitter or LinkedIn.

Non-GAAP Financial Measures

This earnings press release and conference call, we use and discuss the following financial measures not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”): Non-GAAP Gross Profit, Non-GAAP Sales & Marketing Expenses, Non-GAAP Research & Development Expenses, Non-GAAP General & Administrative Expenses and Adjusted EBITDA, in each case presented on a non-GAAP basis, and certain ratios and other metrics derived therefrom.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cvent’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cvent excludes one or more of the following items from these non-GAAP financial measures:

Interest expense. Cvent excludes this expense from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Other income, net. Cvent excludes this item, which is comprised primarily of foreign exchange gains/(losses) and state tax settlements, from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Provision for income taxes. Cvent excludes this item from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Amortization of deferred financing costs and debt discount. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Intangible asset amortization. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit and Adjusted EBITDA.

Amortization of software development costs. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit and Adjusted EBITDA.

Stock-based compensation expense. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales & Marketing Expenses, Non-GAAP Research & Development Expenses, Non-GAAP General & Administrative Expenses and Adjusted EBITDA.

Cost related to acquisitions. Cost related to acquisitions is comprised of the value of contingent payments included in compensation expense which relate to the potential cash payment to certain employees of acquired companies whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. As the contingent payments are subject to continued employment, GAAP requires that these payments be accounted for as compensation expense and such expense is subject to revaluation. Additionally, cost related to acquisitions includes expenses related to performing due diligence, valuation, earnouts or other acquisition-related activities. Cvent excludes these expenses primarily because they are not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales & Marketing Expenses, Non-GAAP Research & Development Expenses, Non-GAAP General & Administrative Expenses and Adjusted EBITDA.

Loss on divestitures. Cvent excludes this expense, which is comprised of the loss on the divestiture of Kapow Events in June 2020, primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Restructuring expenses. Cvent excludes this expense, which is comprised of expenses associated with severance to terminated employees of acquired entities, retention bonuses to employees retained from acquired entities, the global reduction in force that took place in May 2020 in response to the global COVID-19 pandemic, costs to discontinue use of a back-office system and closing of certain office spaces, primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales & Marketing Expenses, Non-GAAP Research & Development Expenses, Non-GAAP General & Administrative Expenses and Adjusted EBITDA.

Other items. Cvent excludes this item, which is comprised of certain expenses associated with litigation, private equity management fees, and credit facility fees, and the net of the gain from government subsidies related to the global COVID- 19 pandemic, primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales & Marketing Expenses, Non-GAAP Research & Development Expenses, Non-GAAP General & Administrative Expenses and Adjusted EBITDA.

Loss on extinguishment of debt. Cvent excludes this expense from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Cautionary Language Regarding Forward-Looking Statements

In addition to historical consolidated financial information, certain statements in this press release and on the related teleconference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical fact included in this press release and on the related teleconference call are forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this release and on the related teleconference call are based upon the Company’s historical performance and on its current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions that could cause actual results to differ materially from those anticipated, including, but not limited to, those disclosed previously in the Company’s other filings with the Securities and Exchange Commission (“SEC”) which include: the impact on Cvent’s operations and financial condition from the effects of the current COVID-19 pandemic; Cvent’s ability to attract and retain new customers; Cvent’s ability to maintain and expand relationships with hotels and venues; the impact of a data breach or other security incident involving Cvent or its customers’ confidential or personal information stored in our or our third-party service providers’ systems; risks associated with indemnity provisions in some of Cvent’s agreements; the competitiveness of the market in which Cvent operates; the impact of a disruption of Cvent’s operations, infrastructure or systems, or disruption of the operations, infrastructure or systems of the third parties on which Cvent relies; Cvent’s ability to sell additional solutions to its customers; Cvent’s ability to maintain access to third-party licenses; Cvent’s ability to comply with its obligations under license or technology agreements with third parties; Cvent’s ability to manage its growth effectively; Cvent’s ability to expand its sales force; risks and uncertainties associated with potential acquisitions and divestitures; Cvent’s ability to operate offices located outside of the United States, including India; the impact of declines or disruptions in the demand for events and meetings; risks associated with Cvent’s reliance on third-party mobile application platforms such as the Apple App Store and the Google Play Store to distribute its mobile applications; Cvent’s history of losses and ability to achieve profitability in the future; Cvent’s ability to develop, introduce and market new and enhanced versions of its solutions to meet customer needs and expectations; the impact of Cvent’s lengthy and unpredictable sales cycle; Cvent’s ability to retain, hire and integrate skilled personnel, including its senior management team; Cvent’s ability to fund its research and development efforts; the seasonality of Cvent’s sales and customer growth; Cvent’s ability to offer high-quality customer support; the impact of contractual disputes with Cvent’s customers; the impact of any significant reduction in spending by advertisers on Cvent’s platforms; Cvent’s ability to maintain, enhance and protect its brand; the impact of delays in product and service development, including delays beyond Cvent’s control; Cvent’s ability to maintain the compatibility of its solutions with third-party applications; risks related to incorrect or improper use of Cvent’s solutions or its failure to properly train customers on how to utilize its solutions; the impact of Cvent’s reliance on data provided by third parties; risks associated with privacy concerns and end users’ acceptance of Internet behavior tracking; Cvent’s ability to maintain its corporate culture as it grows; Cvent’s ability to comply with legal requirements, contractual obligations and industry standards relating to security, data protection and privacy; Cvent’s ability to comply with the rules and regulations adopted by the payment card networks; Cvent’s ability to obtain, maintain, protect and enforce its intellectual property and proprietary rights; risks associated with lawsuits by third parties for alleged infringement, misappropriation or other violation of their intellectual property and proprietary rights; risks associated with Cvent’s use of open source software in certain of its solutions; risks associated with changes in tax laws; the impact of third-party claims, including by governmental bodies, regarding the content and advertising distributed by Cvent’s customers through its service; risks associated with changes in financial accounting standards; risks associated with fluctuations in currency exchange rates; Cvent’s ability to raise additional capital or generate cash flows necessary to expand its operations and invest in new technologies in the future; Cvent’s ability to develop and maintain proper and effective internal control over financial reporting; changes in applicable laws or regulations; the ability of Cvent to expand or maintain its existing customer base; the effect of global economic conditions or political transitions on Cvent’s customers and their ability to continue to purchase Cvent products; the effect of COVID-19 on the foregoing, including the impact on our virtual, hybrid and in-person offerings, each of which has been and may continue to be impacted differently by COVID-19; and other factors beyond our control.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. Investors should evaluate all forward-looking statements in the context of these risks and uncertainties.

The important factors referenced above may not contain all of the factors that are important to investors. In addition, we cannot assure that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts

Investor Contact

CventIR@icrinc.com

Media Contact

Erica Stoltenberg

estoltenberg@cvent.com

(571) 378-6240

CVENT HOLDING CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$126,526	$65,265
Restricted cash	103	205
Short-term investments	538	—
Accounts receivable, net of allowance of $4.5 million and $3.3 million, respectively	112,251	141,113
Capitalized commissions, net	25,393	22,000
Prepaid expenses and other current assets	20,376	12,415
Total current assets	285,187	240,998
Property and equipment, net	15,334	21,715
Capitalized software development costs, net	108,851	124,030
Intangible assets, net	221,371	272,416
Goodwill	1,617,880	1,605,628
Operating lease right-of-use assets	28,370	38,922
Capitalized commissions, net, non-current	22,999	20,427
Deferred tax assets, non-current	2,403	2,036
Other assets, non-current, net	3,684	5,479
Total assets	$2,306,079	$2,331,651
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$17,920
Accounts payable	2,675	4,078
Accrued expenses and other current liabilities	79,827	81,939
Fees payable to customers	24,982	16,872
Operating lease liabilities, current	11,290	15,910
Deferred revenue	239,843	207,622
Total current liabilities	358,617	344,341
Deferred tax liabilities, non-current	16,695	16,950
Long-term debt, net	262,302	753,953
Operating lease liabilities, non-current	30,809	40,317
Other liabilities, non-current	8,200	5,239
Total liabilities	676,623	1,160,800
Commitments and contingencies (Note 15)
Stockholders’ equity:
Common stock, $0.0001 par value, 1,500,000,000 and 1,100,000 shares authorized at December 31, 2021 and 2020, respectively; 481,121,695 and 416,303,325 shares issued and outstanding as of December 31, 2021 and 2020, respectively	48	42
Additional paid-in capital	2,483,761	1,936,406
Accumulated other comprehensive loss	(2,746)	(69)
Accumulated deficit	(851,607)	(765,528)
Total stockholders’ equity	1,629,456	1,170,851
Total liabilities and stockholders’ equity	$2,306,079	$2,331,651

CVENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	Three Months Ended		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$144,652	$115,485	$518,811	$498,700
Cost of revenue	50,969	41,917	191,448	176,250
Gross profit	93,683	73,568	327,363	322,450
Operating expenses:
Sales and marketing	36,547	28,845	135,616	128,388
Research and development	24,611	18,874	96,627	87,866
General and administrative	24,494	16,683	88,206	80,564
Intangible asset amortization, exclusive of amounts included in cost of revenue	12,757	13,428	51,478	53,844
Total operating expenses	98,409	77,830	371,927	350,662
Loss from operations	(4,726)	(4,262)	(44,564)	(28,212)
Interest expense	(6,356)	(7,862)	(29,073)	(35,557)
Amortization of deferred financing costs and debt discount	(783)	(946)	(3,606)	(3,798)
Loss on extinguishment of debt	(7,159)	-	(7,159)	-
Loss on divestitures, net	-	-	-	(9,634)
Other income/(expense), net	(771)	(586)	5,367	1,333
Loss before income taxes	(19,795)	(13,656)	(79,035)	(75,868)
Provision for/(benefit from) income taxes	1,750	2,995	7,044	7,865
Net loss	(21,545)	(16,651)	(86,079)	(83,733)
Other comprehensive income/(loss):
Foreign currency translation (loss)/gain	(446)	(69)	(2,793)	1,165
Comprehensive loss	$(21,991)	$(16,720)	$(88,872)	$(82,568)
Basic and Diluted net loss per common share	$(0.05)	$(0.04)	$(0.20)	$(0.20)
Basic and Diluted weighted-average common shares outstanding	433,345,289	416,223,847	420,692,510	416,187,054

CVENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2021	2020
Operating activities:
Net loss	$(86,079)	$(83,733)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	124,347	127,723
Amortization of the right-of-use assets	8,363	10,380
Allowance for expected credit losses	8,316	3,280
Amortization of deferred financing costs and debt discount	3,606	3,798
Amortization of capitalized commission	29,280	29,119
Unrealized foreign currency transaction loss	153	67
Loss on extinguishment of debt	7,159	—
Loss on divestitures, net	—	9,634
Stock-based compensation	25,056	17,695
Change in deferred taxes	(596)	2,016
Change in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	19,966	786
Prepaid expenses and other assets	(6,797)	3,563
Capitalized commissions, net	(33,635)	(30,604)
Accounts payable, accrued expenses and other liabilities	1,961	(36,433)
Operating lease liabilities	(11,933)	(11,601)
Deferred revenue	33,029	(16,591)
Net cash provided by operating activities	122,196	29,099
Investing activities:
Purchases of property and equipment	(4,675)	(2,081)
Capitalized software development costs	(40,978)	(40,572)
Purchase of short-term investments	(35,727)	(26,919)
Maturities of short-term investments	35,189	27,901
Acquisitions, net of cash acquired	(14,769)	(1,400)
Proceeds from divestiture	122	500
Net cash used in investing activities	(60,838)	(42,571)
Financing activities:
Proceeds from Reverse Recapitalization Transaction	552,693	—
Payment of offering costs	(30,760)	—
Principal repayments on first lien term loan	(505,951)	(7,935)
Principal repayments of revolving credit facility	(13,400)	(26,600)
Proceeds from revolving credit facility	—	40,000
Repurchase of stock	(230)	(10)
Proceeds from exercise of stock options	522	73
Net cash provided by financing activities	2,874	5,528
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3,073)	693
Change in cash, cash equivalents, and restricted cash	61,159	(7,251)
Cash, cash equivalents, and restricted cash, beginning of year	65,470	72,721
Cash, cash equivalents, and restricted cash, end of year	$126,629	$65,470
Supplemental cash flow information:
Interest paid	$29,056	$35,552
Income taxes paid	$5,410	$6,193
Supplemental disclosure of non-cash investing and financing activities:
Outstanding payments for purchase of property and equipment at year end	$554	$413
Outstanding payments for capitalized software development costs at year end	$748	$356

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except share amounts and share counts) (unaudited)

	Three months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Non-GAAP Gross Profit:
Gross Profit	$93,683	$73,568	$327,363	$322,450
Adjustments
Depreciation	592	1,224	3,363	5,504
Amortization of software development costs	15,607	14,632	61,344	58,165
Intangible asset amortization	-	114	180	440
Stock-based compensation expense	460	(36)	1,410	430
Restructuring expense	8	191	19	1,431
Cost related to acquisitions	1	-	12	19
Other items	(452)	(680)	(1,446)	(639)
Non-GAAP Gross Profit	$109,899	$89,013	$392,245	$387,800

Gross Margin:
Revenue	$144,652	$115,485	$518,811	$498,700
Gross Margin	64.8%	63.7%	63.1%	64.7%
Non-GAAP Gross Margin	76.0%	77.1%	75.6%	77.8%

	Three months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Non-GAAP Sales & Marketing Expenses:
Sales & marketing	$36,547	$28,845	$135,616	$128,388
Adjustments
Depreciation	(188)	(694)	(1,320)	(2,774)
Stock-based compensation expense	(2,472)	(1,037)	(7,843)	(5,199)
Restructuring expense	(35)	(211)	(107)	(1,041)
Cost related to acquisitions	(533)	(35)	(650)	(229)
Other items	138	478	518	327
Non-GAAP Sales & Marketing Expenses	$33,457	$27,346	$126,214	$119,472

Sales & Marketing Expenses as a Percent of Revenue:
Revenue	$144,652	$115,485	$518,811	$498,700
Sales & marketing expenses	25.3%	25.0%	26.1%	25.7%
Non-GAAP sales & marketing expenses	23.1%	23.7%	24.3%	24.0%

	Three months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Non-GAAP Research & Development Expenses:
Research & development	$24,611	$18,874	$96,627	$87,866
Adjustments
Depreciation	(296)	(744)	(1,727)	(2,907)
Stock-based compensation expense	(2,126)	(763)	(6,447)	(4,140)
Restructuring expense	(48)	(150)	(115)	(982)
Cost related to acquisitions	(45)	(14)	(54)	(248)
Other items	1,660	1,421	5,026	1,421
Non-GAAP Research & Development Expenses	$23,756	$18,624	$93,310	$81,010

Research & Development Expenses as a Percent of Revenue:
Revenue	$144,652	$115,485	$518,811	$498,700
Research & development expenses	17.0%	16.3%	18.6%	17.6%
Non-GAAP research & development expenses	16.4%	16.1%	18.0%	16.2%

	Three months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Non-GAAP General & Administrative Expenses:
General & administrative	$24,494	$16,683	$88,206	$80,564
Adjustments
Depreciation	(837)	(512)	(3,980)	(3,955)
Stock-based compensation expense	(3,188)	(1,374)	(9,357)	(7,926)
Restructuring expense	(376)	(279)	(2,003)	(3,945)
Cost related to acquisitions	232	(39)	(875)	(381)
Other items	(461)	(1,991)	(2,947)	(6,242)
Non-GAAP Research & Development Expenses	$19,864	$12,488	$69,044	$58,115

General & Administrative Expenses as a Percent of Revenue:
Revenue	$144,652	$115,485	$518,811	$498,700
General & administrative expenses	16.9%	14.4%	17.0%	16.2%
Non-GAAP general & administrative expenses	13.7%	10.8%	13.3%	11.7%

	Three months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Adjusted EBITDA
Net loss	$(21,545)	$(16,651)	$(86,079)	$(83,733)
Adjustments
Interest expense	6,356	7,862	29,073	35,557
Amortization of deferred financing costs and debt discount	783	946	3,606	3,798
Loss on extinguishment of debt	7,159	-	7,159	-
Loss on divestitures, net	-	-	-	9,634
Other income, net	771	586	(5,367)	(1,333)
Provision for/(benefit from) income taxes	1,750	2,995	7,044	7,865
Depreciation	1,911	3,175	10,389	15,141
Amortization of software development costs	15,607	14,746	61,524	58,606
Intangible asset amortization	12,757	13,428	51,478	53,844
Stock-based compensation expense	8,245	3,138	25,056	17,695
Restructuring expense	468	832	2,245	7,400
Cost related to acquisitions	346	89	1,591	877
Other items	(1,788)	(589)	(4,043)	3,853
Adjusted EBITDA	$32,820	$30,558	$103,676	$129,204

Adjusted EBITDA margin
Revenue	$144,652	$115,485	$518,811	$498,700
Net loss margin	(14.9)%	(14.4)%	(16.6)%	(16.8)%
Adjusted EBITDA margin	22.7%	26.5%	20.0%	25.9%